Exhibit 99.3
Banc One Credit Card Master Trust
Annual Statement
December 31, 1998

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
                                                                    Series            Series            Series           Series
                                                                    1994-C            1995-A            1995-B           1996-A
                                                                  -----------       ----------        ----------       -----------
1.  Amounts distributed to Certificateholders
    during 1998:
    (a)   Principal                                               450,000,000                0                 0                 0
    (b)   Interest                                                 29,475,000       23,404,200        23,974,200        29,457,669
                                                                  -----------       ----------        ----------        ----------
    (c)   Total                                                   479,475,000       23,404,200        23,974,200        29,457,669

2.  As of December 31, 1998, the amount                                     0                0                 0                 0
    that the unpaid principal amount of the
    Certificates exceeded the invested amount.

3.  As of December 31, 1998:
    (a)   Trust Principal Receivables
    (b)   Trust Finance Charge Receivables
    (c)   Total

4.  Invested Amount as of December 31, 1998:
    (a)   Class A                                                           0      357,200,000       357,200,000       465,000,000
    (b)   Class B                                                           0       22,800,000        22,800,000        35,000,000
                                                                  -----------       ----------        ----------        ----------
    (c)   Total                                                             0      380,000,000       380,000,000       500,000,000

5.  As of December 31, 1998:
    (a)   Principal Allocation Percentage                                0.00%            8.99%             8.99%            11.83%
    (b)   Floating Allocation Percentage                                 0.00%            8.99%             8.99%            11.83%

6.  During 1998:
    (a)   Principal Collected                                     598,260,801      551,340,911       551,340,911       725,448,568
    (b)   Finance Charges Collected                                65,071,236       72,735,982        72,735,982        95,705,239

7.  Shared Principal Collected                                    430,914,468      583,378,657       583,378,657       767,603,496

8.  Excess Finance Charge during 1998                               3,361,096       12,566,301        11,996,301        18,293,486

9.  Delinquencies as of December 31, 1998:
    (a)   30 - 59 days
    (b)   60 - 89 days
    (c)   90 days +

10. Defaulted Amount during 1998                                   29,209,611       32,037,746        32,037,746        42,154,929

11. During 1998:
    (a)   Class A Investor Charge-offs                                      0                0                 0                 0
    (b)   Class B Investor Charge-offs                                      0                0                 0                 0

12. 1998 Servicing Fee                                              6,255,000        6,650,000         6,650,000         8,750,000

13. Portfolio Yield (average year to date)

14. Series Enhancement Available as of December 31, 1998:
    (a)   Available to Class A                                              0       34,200,000        34,200,000        50,000,000
    (b)   Available to Class B                                              0        3,800,000         3,800,000            n/a
                                                                  -----------       ----------        ----------        ----------
    (c)   Total                                                             0       38,000,000        38,000,000        50,000,000

15. The amount of Series Enhancement used during 1998:
    (a)   To fund Class A Required Amount                             196,435                0                 0                 0
    (b)   To fund Class B Required Amount                              15,371                0                 0                 0

16. Series Enhancement Fees paid in 1998                              258,106          169,522           187,906           316,942

17. Reallocated Principal Collections in 1998                               0                0                 0                 0
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
                                                                                            Investor's
                                                              Series          Series         Interest      Seller's
                                                              1997-1          1997-2        All Series     Interest     Total Trust
                                                             --------        --------       ----------     --------     -----------

1.  Amounts distributed to Certificateholders
    during 1998:
    (a)   Principal                                                    0              0     450,000,000
    (b)   Interest                                            80,806,021     53,035,985     240,153,076
                                                              ----------     ----------     -----------
    (c)   Total                                               80,806,021     53,035,985     690,153,076

2.  As of December 31, 1998, the amount                                0              0               0
    that the unpaid principal amount of the
    Certificates exceeded the invested amount.

3.  As of December 31, 1998:
    (a)   Trust Principal Receivables                                                                                 4,281,929,461
    (b)   Trust Finance Charge Receivables                                                                              128,689,548
    (c)   Total                                                                                                       4,410,619,009

4.  Invested Amount as of December 31, 1998:
    (a)   Class A                                          1,300,000,000    900,000,000   3,379,400,000
    (b)   Class B                                               n/a             n/a          80,600,000
                                                           -------------    -----------   -------------
    (c)   Total                                            1,300,000,000    900,000,000   3,460,000,000

5.  As of December 31, 1998:
    (a)   Principal Allocation Percentage                          30.76%         21.29%          81.87%       18.13%        100.00%
    (b)   Floating Allocation Percentage                           30.76%         21.29%          81.87%       18.13%        100.00%

6.  During 1998:
    (a)   Principal Collected                              2,032,571,108  1,305,807,422   5,764,769,721  700,793,317  6,465,563,038
    (b)   Finance Charges Collected                          260,707,697    172,269,430     739,225,565  112,701,668    851,927,233

7.  Shared Principal Collected                             1,943,967,965  1,381,686,293   5,690,929,537

8.  Excess Finance Charge during 1998                         43,802,661     29,520,541     119,540,385

9.  Delinquencies as of December 31, 1998:
    (a)   30 - 59 days                                                                                                   87,581,612
    (b)   60 - 89 days                                                                                                   63,235,945
    (c)   90 days +                                                                                                     132,990,178

10. Defaulted Amount during 1998                             115,004,487     75,878,871     326,323,389   49,515,115    375,838,504

11. During 1998:
    (a)   Class A Investor Charge-offs                                 0              0               0
    (b)   Class B Investor Charge-offs                                 0              0               0

12. 1998 Servicing Fee                                        24,083,333     15,750,000      68,138,333

13. Portfolio Yield (average year to date)                                                        13.38%

14. Series Enhancement Available as of December 31, 1998:
    (a)   Available to Class A                               165,750,000    114,750,000
    (b)   Available to Class B                                   n/a            n/a
                                                             -----------    -----------
    (c)   Total                                              165,750,000    114,750,000

15. The amount of Series Enhancement used during 1998:
    (a)   To fund Class A Required Amount                              0              0         196,435
    (b)   To fund Class B Required Amount                              0              0          15,371

16. Series Enhancement Fees paid in 1998                         729,052        422,204       2,083,732

17. Reallocated Principal Collections in 1998                          0              0
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